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                                                                    Exhibit 10.3

                                PROMISSORY NOTE
                                ---------------


$210,822                                                       Newport Beach, CA
                                                               December 12, 1994


          FOR VALUE RECEIVED, the undersigned, DRIL-TRON, INC., a California corporation, promises to pay to the order of KRIS SHAH the sum of Two Hundred Ten Thousand Eight Hundred Twenty-Two Thousand Dollars ($210,822), without interest. This Note shall be due and payable on or before December 31, 1998. The undersigned may prepay this Note in whole or in part at any time without penalty.

          The occurrence of any of the following events without the holder's prior written consent, which consent shall not be unreasonably withheld, shall result in the entire unpaid balance of the principal of this Note becoming immediately due and payable without notice to the undersigned:

               (a) Sale or assignment of all or substantially all of the operating assets of the undersigned;

               (b) Liquidation or dissolution of the undersigned; or

               (c) Merger or consolidation of the undersigned with any other corporation.

          If this Note is not paid when due, the undersigned promises to pay all costs of collection, including reasonable attorneys' fees, incurred by the holder hereof whether or not suit or action is filed.

          This Note shall be construed in accordance with the laws of the State of California.

                                    DRIL-TRON, INC.,
                                    a California corporation


                                    By:    /S/   KRIS SHAH
                                       ---------------------------
                                       Kris Shah
                                       President